Exhibit 5.1

+1 617 526 6000 (t)

+1 617 526 5000 (f)

wilmerhale.com

June 14, 2023

Casella Waste Systems, Inc.

25 Greens Hill Lane

Rutland, Vermont 05701

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is furnished to you in connection with (i) a Registration Statement on Form S-3 (File No. 333-260602) (the “Registration Statement”) filed by Casella Waste Systems, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) for the purpose of registering with the Commission under the Securities Act of 1933, as amended (the “Securities Act”), the following securities of the Company: (a) Class A common stock, $0.01 par value per share (the “Common Stock”); (b) preferred stock, $0.01 par value per share (the “Preferred Stock”); (c) depositary shares representing fractional interests in a share or multiple shares of Preferred Stock (the “Depositary Shares”); (d) contracts obligating the Company or a holder to purchase or sell Common Stock, Preferred Stock or Depositary Shares at a future date or dates (the “Purchase Contracts”); (e) warrants to purchase Common Stock, Preferred Stock or Depositary Shares (the “Warrants”); and (f) units comprised of any combination of Common Stock, Preferred Stock, Depositary Shares, Purchase Contracts, Purchase Units and Warrants (the “Units”), all of which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act at an indeterminate aggregate offering price, as set forth in the Registration Statement, the base prospectus contained therein (the “Base Prospectus”) and any amendments or supplements thereto; (ii) the preliminary prospectus supplement, dated June 12, 2023 (the “Preliminary Prospectus Supplement”); and (iii) the prospectus supplement dated June 13, 2023 (the “Final Prospectus Supplement” and together with the Preliminary Prospectus Supplement, the “Prospectuses”), relating to the issuance and sale by the Company pursuant to the Registration Statement of up to 6,052,631 shares of Common Stock (the “Shares”), including up to 789,473 Shares that may be sold upon the exercise of an option to purchase additional shares of Common Stock.

The Shares are to be sold by the Company pursuant to an underwriting agreement (the “Underwriting Agreement”) by and among the Company and Raymond James & Associates, Inc. and Stifel, Nicolaus & Company, Incorporated, as representatives of the several underwriters named in Schedule I thereto, the form of which is being filed as Exhibit 1.1 to the Company’s Current Report on Form 8-K, dated June 14, 2023.

June 14, 2023

We are acting as counsel for the Company in connection with the issue and sale by the Company of the Shares. We have examined and relied upon a signed copy of the Registration Statement and copies of the Base Prospectus and the Prospectuses, each as filed with the Commission. We have also examined and relied upon the Underwriting Agreement, minutes of meetings and actions of the stockholders and the Board of Directors of the Company as provided to us by the Company, the Certificate of Incorporation and By-Laws of the Company, each as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

We express no opinion herein as to the laws of any state or jurisdiction other than the General Corporation Law of the State of Delaware.

Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized for issuance and, when such Shares are issued and paid for in accordance with the terms and conditions of the Underwriting Agreement, such Shares will be validly issued, fully paid and nonassessable.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

June 14, 2023

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Current Report on Form 8-K to be filed by the Company in connection with the sale of the Shares in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the Prospectuses under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

By:	/s/ Wilmer Cutler Pickering Hale and Dorr LLP
WILMER CUTLER PICKERING HALE AND DORR LLP